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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2005

                            ORTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                 0-27368                   11-3068704
(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)            File Number)            Identification No.)

     3960 Broadway, New York, New York                           10032
 (Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code: (212) 740-6999



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









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Item 4.01 Changes in Registrant's Certifying Accountant

              The Audit Committee of the Board of Directors of Ortec International, Inc. (`the Company") approved a change in auditors. At a meeting of the Audit Committee held on January 21, 2005, the audit committee appointed BDO Seidman LLP ("BDO") to serve as the Company's independent public accountants. BDO will replace Grant Thornton. BDO will serve as the principal accountant to audit and report on the Company's financial statements for the year ended December 31, 2004 and perform quarterly reviews beginning March 31, 2005. During the two most recent years and through December 31, 2004, the Company had not consulted BDO regarding (i) the application of accounting principles to a specified or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, and no written or oral advice was provided that was an important factor considered by the small business issuer in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" or "reportable event" (as such terms are defined in Item 304 of Regulation S-B and of which there were none) with the previous independent accountants.














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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 21, 2005

                                                     ORTEC INTERNATIONAL, INC.



                                                     By:  /s/ Alan W Schoenbart
                                                     Alan W Schoenbart
                                                     Chief Financial Officer